Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 796-8350 fax: (617) 796-8349

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang, Vice President, Investor Relations, or
Elisabeth Heiss, Manager, Investor Relations
(617) 796-8234
www.snhreit.com

Senior Housing Properties Trust Announces Results for the Period Ended March 31, 2010

Newton, MA (May 4, 2010):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter ended March 31, 2010.

Results for the quarter ended March 31, 2010:

Funds from operations, or FFO, for the quarter ended March 31, 2010 were $54.8 million, or $0.43 per share. This compares to FFO for the quarter ended March 31, 2009 of $52.1 million, or $0.44 per share.

Net income was $30.0 million, or $0.24 per share, for the quarter ended March 31, 2010, compared to net income of $31.5 million, or $0.27 per share, for the quarter ended March 31, 2009.

The weighted average number of common shares outstanding totaled 127.4 million and 117.9 million for the quarters ended March 31, 2010 and 2009, respectively.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to FFO appears later in this press release.

Recent Activities:

In April 2010, we acquired a medical office building located in Colorado with 14,695 rentable square feet for approximately $4.5 million, excluding closing costs.  We funded this acquisition using cash on hand and by assuming a mortgage loan totaling $2.5 million with an interest rate of 6.73% per annum.

In April 2010, we entered into a purchase and sale agreement to acquire a medical office building located in Texas with approximately 55,800 rentable square feet for approximately $12.2 million, excluding closing costs.  We expect to fund this acquisition using cash on hand and borrowings under our revolving credit facility, if necessary.  The purchase of this property is contingent upon completion of our diligence and other customary closing conditions; accordingly, we can provide no assurance that we will purchase this property.

In April 2010, we sold $200.0 million of senior unsecured notes.  The notes require interest at a fixed rate of 6.75% per annum and are due in 2020.  Net proceeds from the sale of the notes, after underwriting discounts and other expenses, were approximately $195.0 million.  Interest on the notes is payable semi-annually in arrears.  No principal payments are due until maturity.  We used a portion of the net proceeds of this offering to repay $58.0 million in borrowings under our revolving credit facility and we intend to use the remaining net proceeds of this offering to fund the redemption of our $97.5 million outstanding 7.875% senior notes due 2015 and for general business purposes, including pending and possible future acquisitions.  In April 2010, we called all of the outstanding 7.875% senior notes due 2015 for redemption on May 17, 2010.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Conference Call:

On Tuesday, May 4, 2010, at 11:00 a.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard A. Doyle, Treasurer and Chief Financial Officer, will host a conference call to discuss the results for the first quarter ended March 31, 2010.  The conference call telephone number is 888-263-2786. Participants calling from outside the United States and Canada should dial 913-312-1430. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 2:00 p.m. Eastern Time, Tuesday, May 11, 2010. To hear the replay, dial 719-457-0820. The replay pass code is 7509854.

A live audio web cast of the conference call will also be available in listen only mode on the SNH website at www.snhreit.com. Participants wanting to access the webcast should visit the website about five minutes before the call. The archived webcast will be available for replay on the SNH website for about one week after the call.  The recording and retransmission in any way of SNH’s fourth quarter and year end conference call is strictly prohibited without the prior written consent of SNH.

Supplemental Data:

A copy of SNH’s First Quarter 2010 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com.  SNH’s website is not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, that owns 299 properties located in 35 states and Washington, D.C.  SNH is headquartered in Newton, MA.

Senior Housing Properties Trust

Financial Information

(in thousands, except per share data)

(unaudited)

Income Statement:

	Quarter Ended March 31,
	2010	2009
Rental income	$80,447	$68,377

Expenses:
Depreciation	22,289	18,389
General and administrative	5,501	4,751
Property operating expenses	4,375	2,955
Acquisition costs	35	112
Total expenses	32,200	26,207

Operating income	48,247	42,170

Interest and other income	257	208
Interest expense	(18,414)	(10,776)
Equity in losses of an investee	(28)	-
Income before income tax expense	30,062	31,602
Income tax expense	(78)	(69)
Net income	$29,984	$31,533

Weighted average shares outstanding	127,380	117,853
Per share data:
Net income	$0.24	$0.27

Balance Sheet:

	At March 31, 2010	At December 31, 2009
Assets
Real estate properties	$3,324,345	$3,317,983
Less accumulated depreciation	475,451	454,317
	2,848,894	2,863,666
Cash and cash equivalents	5,486	10,494
Restricted cash	4,643	4,222
Deferred financing fees, net	14,942	14,882
Acquired real estate leases, net	41,032	42,769
Other assets	51,025	51,893
Total assets	$2,966,022	$2,987,926

Commitments and Contingencies

Liabilities and Shareholders’ Equity
Unsecured revolving credit facility	$58,000	$60,000
Senior unsecured notes, net of discount	322,196	322,160
Secured debt and capital leases	657,862	660,059
Accrued interest	10,836	13,693
Acquired real estate lease obligations, net	9,318	9,687
Other liabilities	22,493	21,677
Total liabilities	1,080,705	1,087,276
Shareholders’ equity	1,885,317	1,900,650
Total liabilities and shareholders’ equity	$2,966,022	$2,987,926

Senior Housing Properties Trust

Funds from Operations

(in thousands, except per share data)

(unaudited)

Calculation of Funds from Operations (FFO) (1):

		Quarter Ended March 31,
		2010	2009
Net income		$29,984	$31,533
Add:	Depreciation expense	22,289	18,389
	Acquisition costs	35	112
	Deferred percentage rent (2)	2,500	2,100
FFO		$54,808	$52,134

Weighted average shares outstanding		127,380	117,853

FFO per share		$0.43	$0.44
Distributions declared		$0.36	$0.35

(1)          We compute FFO as shown above.  Our calculation of FFO differs from the definition of FFO by the National Association of Real Estate Investment Trusts, or NAREIT, because we include deferred percentage rent, if any, exclude impairment of assets, if any, and exclude acquisition costs, if any, in the determination of FFO. We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO provides useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, acquisition costs and gain or loss on sale of properties, FFO can facilitate a comparison of operating performances by a REIT over time and among REITs.  FFO does not represent cash generated by operating activities in accordance with GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.  Also, other REITs may calculate FFO differently than we do.

(2)          Our percentage rents are generally calculated on an annual basis. We recognize percentage rental income received during the first, second and third quarters in the fourth quarter when all contingencies related to percentage rents are satisfied.  Although recognition of this revenue is deferred until the fourth quarter, our FFO calculation for the first three quarters includes estimated amounts of deferred percentage rents with respect to those periods.  The fourth quarter calculation of FFO excludes the amounts recognized during the first three quarters.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS AND IMPLICATIONS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT WE HAVE ENTERED INTO AN AGREEMENT TO PURCHASE ONE MEDICAL OFFICE BUILDING.  OUR OBLIGATION TO COMPLETE THIS CURRENTLY PENDING ACQUISITION IS SUBJECT TO VARIOUS CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE ACQUISITIONS.  AS A RESULT OF ANY FAILURE OF THESE CONDITIONS, WE MAY NOT ACQUIRE THIS PROPERTY.

OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OUR FORWARD LOOKING STATEMENTS ARE DESCRIBED MORE FULLY UNDER “ITEM 1A. RISK FACTORS” IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(END)

5